Page 5 of 8 Insider Trading Policy 1) Policy Statement – Company insiders should be familiar with insider trading laws established by the Securities and Exchange Commission (“SEC”). Laws in this area have increased the penalties for illegal insider trading and the legal risks of the Company and Company personnel with key or sensitive responsibilities. As a result, we have adopted preventive measures to curb the possibility or perception of illegal insider trading by Company personnel. Violations could be severe for both the Company and the individuals involved. Northwest has no reason to question the integrity of its insiders in this area, however, the purpose is to avoid even the appearance of improper conduct relating to securities trading. 2) Reason for Board-Level Policy a. Reputation Risk – Negative publicity may cause shareholder concerns leading to a decrease in market price of our stock. Lack of trust may also negatively affect loan and deposit customer’s willingness to do business with Northwest. b. Legal/Regulatory Risk – Fines and penalties, including jail time, for failure to follow SEC regulations. 3) Scope – This policy is directed to Directors, Officers, and key or sensitive personnel and members of their immediate families and personal households. It defines “material information” and “blackout” dates. It also prohibits, transactions based on material information known only to the insider, selling of securities held less than 6 months, short-selling/“shorting” Company stock, pledging of Company stock as collateral against a loan or line of credit or holding Company stock in a margin account and hedging activities in Company stock held directly, indirectly, or as part of compensation (including prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of Company stock. A current listing of those individuals considered to be Directors, Officers and key or sensitive personnel is maintained by the Shareholder Relations team. 4) Potential Consequences – The consequences of illegal insider trading can be severe: a. Individuals who illegally trade securities while in possession of material nonpublic information relating to the securities (or pass such information on to others) can receive: - A fine of up to five million dollars; - A jail term of up to twenty years; and - A civil penalty equal to three times the profit made or loss avoided on the trade. b. The Company must also establish rules regarding insider trading or face: - A fine of up to $25 million; - A civil penalty equal to the greater of one million dollars or three times the profit made or loss avoided on the trade.

Page 6 of 8 Needless to say, an SEC, FDIC, or federal criminal investigation could irreparably damage an individual’s career or reputation as well as the Company’s good name, even if it does not result in prosecution. For these and other reasons, the Company reserves the right to take appropriate action, including dismissal, against insiders who violate this Policy Statement. 5) Policy – It is the policy of Northwest Bancshares, Inc. that Directors, Officers, and key or sensitive personnel and members of their immediate families and personal households, in possession of material nonpublic information relating to the Company, may not buy or sell securities of the Company or engage in any other action such as changing allocations within a 401(k) plan to take advantage of that information or to pass it on to others. This policy also applies to information relating to any other company, including our customers and suppliers, obtained in the course of performing duties for Northwest. Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) are no exception. Even the appearance of an improper transaction must be avoided to preserve our reputation for adhering to the highest standards of conduct. a. Material Information – Material information is any information that a reasonable investor would consider important in a decision to buy, hold, or sell stock; in short, any information that could reasonably affect the price of stock. Common examples of information that will frequently be regarded as material are: earnings estimates; news of a pending or proposed merger, acquisition, or tender offer; news of a significant sale of assets or the disposition of a subsidiary; changes in dividend policy, the declaration of a stock split, or the offering of additional securities; changes in management; significant new products or services; impending Company bankruptcies or cash flow problems. Either positive or negative information may be material. b. When Information Becomes Public – As insiders can appreciate, it is also improper for Company personnel to trade immediately after the Company has made a public announcement of material information, including earnings releases. Because the Company’s shareholders and the investing public should be afforded the time to receive the information and act upon it, insiders should not engage in any transactions for 48 hours after the information has been released. Moreover, the “window” of permitted trading extends from the first permitted trade date to two weeks prior to quarter end. For example, if earnings are released to the public at the close of business on April 15th, the permitted window for transactions would be from April 18th to June 16th. Remember, if insiders’ securities transactions become the subject of scrutiny, they will be viewed after the fact with the benefit of hindsight. As a result, insiders should carefully consider how regulators and others might view an insider transaction in hindsight before engaging in the transaction. c. Transactions by Family and Household Members – The same restrictions that apply to insiders apply to their immediate family members and others living in their household.

Page 7 of 8 Insiders are expected to be responsible for the compliance of their immediate family and personal household. d. Tipping Others on Material Information – Whether the information is proprietary information about Northwest, or information that could have an impact on our stock price, employees must not pass on or “tip” the information to others. The penalties described above apply whether or not insiders share in another person’s profits or derive any other benefit from his or her actions. e. Additional Prohibited Transactions – Because we believe it is improper and inappropriate for any insiders to engage in short-term or speculative transactions involving Company stock, it is the Company’s policy that Directors, Officers, and key or sensitive personnel and members of their immediate families and personal households must not engage in any of the following activities with respect to securities of the Company: - Trading in securities on a short-term basis. Any Company stock purchased in the open market must be held for a minimum of six months and ideally longer. (Note that the SEC’s short-swing profit rule already prevents Directors and Executive Officers from selling any Company stock within six months of a purchase. We are simply expanding the applicability of this rule to other key or sensitive personnel.) - Short sales of Company stock. (Note that it is already illegal for Directors and Executive Officers to engage in short sales of the Company’s stock, we are simply expanding the applicability of this rule to other key or sensitive personnel.) - Pledging Company stock as collateral against a loan or line of credit or holding Company stock in a margin account. - Conduct any hedging activities in Company stock held directly, indirectly, or as part of compensation (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) designed to hedge or offset any decrease in the market value of Company stock. Such transactions are speculative in nature and may involve a bet against the Company which is inappropriate. 6) For Help in Understanding this Policy Statement – Anyone with questions about specific transactions covered by this Policy Statement may obtain assistance from the Director of Financial Reporting, Corporate Treasurer/EVP Finance or the Chief Financial Officer. If one of these individuals is unable to answer an insider’s question, they are to consult with the Company’s securities counsel. Remember, however, that the ultimate responsibility for adhering to this Policy Statement rests with each Director, Officer and key or sensitive employee. 7) Pre-Clearance of Trades by Directors, Officers and Key or Sensitive Personnel – To prevent inadvertent violations and avoid even the appearance of an improper transaction (which could result, for example, where a Director, Officer or key or sensitive employee engages in a trade while unaware of a pending major development), Northwest is implementing the following procedure: All transactions in Company stock (acquisitions, dispositions, transfers, gifts, etc.) by Directors, Officers and key or sensitive personnel must be pre-cleared by the Director of

Page 8 of 8 Financial Reporting, the Corporate Treasurer/EVP Finance or the Chief Financial Officer. If an insider contemplates a transaction, the insider should contact them in advance. 8) Trading Plans – To facilitate transactions by insiders, Northwest is implementing the following procedure: A Director or Officer may not implement a trading plan under SEC Rule 10b5-1 at any time without prior clearance. Any such plan must meet all of the requirements of SEC Rule 10b5-1, including satisfaction of a cooling-off period and inclusion in the plan of certain certifications. A Director or Officer may only enter into a trading plan when they are not in possession of material inside information. In addition, a Director or Officer may not enter into a trading plan during a quarterly blackout period, a temporary blackout period or a pension fund blackout period. Once a trading plan is pre-cleared, trades made pursuant to the plan will not require additional pre-clearance, but only if the plan specifies the dates, prices and amounts of the contemplated trades or establishes a formula for determining dates, prices and amounts. The actual establishment of a trading plan must be reported to the Chief Financial Officer and the Corporate Legal Secretary so that the required public disclosure (including a description of the material terms of such trading plan) can be made in the Company’s SEC filings. Transactions made under a trading plan must then be promptly reported to the Director of Financial Reporting, the Corporate Treasurer/EVP Finance or the Chief Financial Officer, who will assist with the preparation of the necessary SEC ownership filings. 9) Acknowledgment and Agreement – Annually, affected Company personnel will be required to read this policy, acknowledge that they understand it and agree to comply with it by signing an Acknowledgement and Agreement Form (Exhibit A). 10) This policy considers and advances the three lines of defense model by creating a first-line defense against the prohibited act of insider trading.